Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered as of the 31st day of December, 2024, into by and between Marijuana, Inc., a Florida corporation (“Purchaser”) and Ludwig Enterprises, Inc. (“Seller”), with respect to shares of common stock of Exousia Ai, Inc., a Wyoming corporation (“Exousia”).

RECITALS

WHEREAS, Seller is the owner of 100% of the outstanding shares of capital stock (the “Subject Shares”) of Exousia; and

WHEREAS, Purchaser desires to purchase the Subject Shares from Seller, and Seller desires to sell the Subject Shares to Purchaser, on the terms and conditions set forth in this Agreement.

AGREEMENT

In order to consummate this Agreement, Purchaser and Seller, in consideration of the mutual covenants and on the basis of the representations and warranties set forth, agree as follows:

1. Purchase of Subject Shares.

1.01 Purchase. Subject to the terms and conditions of this Agreement, Seller shall transfer and sell to Purchaser all indicia of ownership representing the Subject Shares, duly endorsed in blank and delivered upon payment therefor on the Closing Date (defined below).

1.02 Consideration for Purchase. In payment of the Subject Shares, Purchaser shall pay to Seller the sum of $500,000 (the “Purchase Price”), as follows:

(a) by delivery of 47,000,000 shares of common stock of Purchaser (the “Closing Shares”) on the Closing Date (defined below); and

(b) by delivery of a $100,000 principal amount secured promissory note (the “Closing Note”), in the form of Exhibit A attached hereto, on the Closing Date (defined below).

2. Establishment of Escrow.

2.01 Appointment of Escrow Agent. Purchaser and Seller hereby appoint Eric Newlan on behalf of Newlan Law Firm, PLLC, as escrow agent (the “Escrow Agent”) under this Agreement, and Escrow Agent hereby accepts such appointment.

2.02 Escrow of Deliverables. On or before December 31, 2024 (the “Escrow Date”), Seller shall deliver to Escrow Agent the items required to be delivered by Section 1.01 and the items required to be delivered by Section 7.02. On or before the Escrow Date, Purchaser shall deliver to Escrow Agent the items required to be delivered by Section 1.02 and the items required to be delivered by Section 7.01. The items to be delivered to Escrow Agent by Purchaser and Seller are referred to collectively as the “Escrow Deliverables”. Subject to, and in accordance with, the terms and conditions hereof, Escrow Agent agrees that he shall receive, hold in escrow and release or distribute the Escrow Deliverables.

2.03 Receipt of Escrow Deliverables. Receipt of the Escrow Deliverables shall be confirmed, in writing delivered by e-mail to Purchaser and Seller, by Escrow Agent as soon as practicable following his receipt of same.

2.04. Disbursement of Escrow Deliverables. Escrow Agent is hereby authorized to make disbursements of the Escrow Deliverables and the Closing Amount, in accordance with the terms of Section 5.

2.05 Scope of Undertaking. Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Section 2. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything he may do or refrain from doing in connection herewith, except for his own fraud, willful misconduct or gross negligence.

2.06. Indemnification. Purchaser and Seller hereby jointly and severally agree to indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all reasonable and documented out-of-pocket expenses incurred after the date hereof.

2.07. Compensation and Reimbursement of Expenses. Escrow Agent shall receive no compensation for his serving as Escrow Agent.

2.08. Termination by Purchaser and Seller. By mutual agreement, Purchaser and Seller shall have the right, at any time, to terminate their appointment of Escrow Agent as the escrow agent hereunder.

3. Duties and Rights of Escrow Agent. The agreements and obligations of the Escrow Agent are subject to the following provisions:

3.01. Escrow Agent’s duties hereunder are limited solely to the safekeeping of the Escrow Deliverables in accordance with the terms of the Agreement. It is agreed that the duties of Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature and Escrow Agent shall incur no liability whatsoever, except for gross negligence, willful misconduct or bad faith.

3.02. Escrow Agent is authorized to rely on any document believed by the Escrow Agent to be authentic in making any delivery of the Escrow Deliverables. He shall have no responsibility for the genuineness or validity of any documents or any other item deposited with him and he shall be fully protected in acting in accordance with the Agreement or valid instruction received.

3.03. Purchaser and Seller hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent under this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence, willful misconduct or bad faith of Escrow Agent.

4. Delivery into Court. If, at any time, there shall exist any dispute between Purchaser and Seller with respect to the holding or disposition of any portion of the Escrow Deliverables or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Deliverables, or Escrow Agent’s proper actions with respect to his obligations hereunder, or if Purchaser and Seller have not with 30 days of the furnishing by Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, Escrow Agent may, in his sole discretion, take either or both of the following actions:

(a) suspend the performance of any of his obligations under this Escrow Agreement until such dispute or uncertainty be resolved to the sale satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to hold the Escrow Deliverables in accordance with Section 2.02 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Denton County, Texas, for instructions with respect to such dispute or uncertainty, and deliver into the Court the Escrow Deliverables for holding and disposition in accordance with the instructions of such Court.

Escrow Agent shall have no liability to Purchaser, Seller or to any other person with respect to any such suspension of performance or delivery into Court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the distribution of the Escrow Deliverables or any delay in or with respect to any other action required or requested of Escrow Agent.

5. Further Agreements.

5.01. Share Lock-Up Agreement. As further consideration for Purchaser’s entering into this Agreement, Seller agrees to a lock-up of the Closing Shares for the period beginning on the Closing Date (defined below) and expiring on the date that is six months immediately following the effective date of Purchaser’s common stock’s uplisting to any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), the NYSE American or any successor to such markets.

5.02. Pledge Agreement. At or before the Closing, Purchaser and Seller shall have entered into a pledge agreement (the “Pledge Agreement”), in the form of Exhibit B attached hereto, to secure Purchaser’s performance under the Closing Note.

5.03. Liabilities of Exousia. At the Closing, Exousia shall have only the payables listed in Exhibit C attached hereto and made a part hereof (the “Exousia Liabilities”). In this regard, it is the specific agreement of the Parties that Seller shall have forgiven all loans made by it to Exousia effective December 31, 2024.

5.04. Financial Statements. At the Closing, Purchaser will have received from Seller a copy of Exousia’s unaudited financial statements for the period ended December 31, 2023, and, on or before January 15, 2024, (1) Exousia’s unaudited financial statements for the year ended December 31, 2024, and (2) all accounting records and supporting materials1 for the period from inception through December 31, 2024 (collectively, the “Exousia Financial Statements”).

The Exousia Financial Statements fairly present the financial condition of Exousia at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims, debts and liabilities of Acquired Company, fixed or contingent, and of whatever nature.

5.05. Corporate and Financial Records. At the Closing, Seller shall provide Purchaser copies of corporate, financial and all other records of Exousia (the “Exousia Records”).

5.06. Resignation of Current Officers and Directors of Exousia. At the Closing, Seller shall deliver (1) a Board of Directors’ action (the “Board Action”) appointing Michael Sheikh as President, Chief Executive Officer, Secretary and Sole Director of the Company, effective as of the Closing, and (2) a duly executed resignations (the “Resignations”) of Marvin H. Hausman and Scott Silverman from all positions with the Company, effective as of the Closing.

5.07. Post-Closing Assistance. For the 90-day period immediately following the Closing, as further consideration for Purchaser’s entering into this Agreement, Seller agrees to provide, on an as-needed basis, assistance after the Closing relating to the Exousia Financial Statements, should Purchaser be required to revise the Exousia Financial Statement in response to a comment from the SEC, in connection with Purchaser’s planned Regulation A offering.

6. The Closing; Closing Date. At 12:01 a.m. on January 1, 2025, Escrow Agent shall, on behalf of Purchaser and Seller, consummate this Agreement (the “Closing”). The date of the consummation of this Agreement is referred to as the “Closing Date”.

7. Consummation of the Closing. At the Closing and subject to the terms and conditions contained herein:

7.01. Deliveries of Purchaser. Purchaser shall deliver the Closing Shares, the Closing Note, duly executed, and the Pledge Agreement, duly executed.

[1]	“Accounting records and supporting materials” shall include all bank statements, agreements, notes, invoices and any and all other documentation as would be required in a PCAOB audit.

7.02 Deliveries of Seller. Seller shall deliver an Assignment, in the form of Exhibit D attached hereto, the Exousia Financial Statements, the Exousia Records, the Board Action, duly executed, and the Resignations, duly executed.

8. Representations and Warranties of Seller. Seller represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

8.01. Full Disclosure. As of the Closing Date, Seller will have disclosed all events, conditions and facts materially affecting the business and prospects of Exousia known to Seller.

8.02. Acknowledgment of Receipt of Disclosure. Seller acknowledges receipt of the disclosure regarding Purchaser delivered by Purchaser pursuant to Section 9.02.

8.03. Ownership of Subject Securities. Seller is, on the date of this Agreement, and on the Closing Date will be, the lawful owner of the Subject Securities. Seller has the legal right and power to sell, assign and transfer the Subject Securities. The delivery of the Subject Securities to Purchaser pursuant to the provisions of this Agreement will transfer valid title to the Subject Securities free and clear of all liens, encumbrances, claims and other restrictions of any kind.

8.04. Investment Purpose. As of the date hereof, Seller is acquiring the Closing Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (“1933 Act”); provided, however, that, by making the representations herein, Seller does not agree to hold any of the Closing Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

8.05. Reliance on Exemptions. Seller understands that the Closing Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Closing Shares.

8.06. Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Subject Shares.

8.07. Transfer or Re-sale. Seller understands that (a) the sale or resale of the Closing Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Closing Shares may not be transferred unless (1) the Closing Shares are sold pursuant to an effective registration statement under the 1933 Act, (2) Seller shall have delivered to Purchaser an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Closing Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably accepted by Purchaser, (3) the Closing Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144")) of Seller who agrees to sell or otherwise transfer the Closing Shares only in accordance with this Section 8.06, (4) the Closing Shares are sold pursuant to Rule 144 or other applicable exemption, (e) the Closing Shares are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”) or (f) the Closing Shares are sold pursuant to Regulation A under the 1933 Act (or a successor rule) (“Regulation A”), and Seller shall have delivered to Purchaser, at the cost of Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be reasonable accepted by Purchaser; (b) any sale of such Closing Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Closing Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (c) neither Purchaser nor any other person is under any obligation to register such Closing Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Closing Shares may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Closing Shares, and such pledge of Closing Shares shall not be deemed to be a transfer, sale or assignment of the Closing Shares hereunder, and Seller in effecting such pledge of Closing Shares shall be not required to provide Purchaser with any notice thereof or otherwise make any delivery to Purchaser pursuant to this Agreement or otherwise.

8.08. Legends. Seller understands that the Closing Shares have not been registered under the 1933 Act and may bear restrictive legends in substantially the following forms:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE BUYER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A LOCK-UP AGREEMENT CONTAINED IN THAT CERTAIN STOCK PURCHASE AGREEMENT DATED DECEMBER 30, 2024, BETWEEN MARIJUANA, INC. AND LUDWIG ENTERPRISES, INC.

The legend set forth above shall be removed and Purchaser shall issue a certificate or book entry statement for the applicable shares of Closing Shares without such legend to the holder of any Closing Shares upon which it is stamped or (as requested by such holder) issue the applicable Closing Shares to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such Closing Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, Regulation A or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) Purchaser or Seller provides an opinion of counsel to the effect that a public sale or transfer of such Closing Shares may be made without registration under the 1933 Act, which opinion shall be reasonably accepted by Purchaser so that the sale or transfer is effected. Seller shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. Seller agrees to sell all Closing Shares in compliance with applicable prospectus delivery requirements, if any.

8.09. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms.

8.10. No Brokers or Finders. All negotiations related to this Agreement on the part of Seller have been accomplished solely by Seller without the assistance of any person employed as a broker or finder. Seller has done anything to give rise to any valid claims against Purchaser.

9. Representations and Warranties of Purchaser.

9.01. Acknowledgment of Receipt of Disclosure. Purchaser acknowledges receipt of the disclosure regarding Exousia delivered by Seller pursuant to Section 8.01.

9.02. Full Disclosure. As of the Closing Date, Purchaser will have disclosed all events, conditions and facts materially affecting the business and prospects of Purchaser known to Purchaser.

9.03. Capitalization. As of the date of this Agreement, the authorized capital stock of Purchaser consists of 250,000,000 authorized shares of common stock, $0.001 par value per share, of which 35,094,567 shares are issued and outstanding, and 10,000,000 authorized shares of preferred stock, $0.001 par value per share, 100 shares of which are designated Series A Preferred Stock. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable.

9.04 Issuance of the Closing Shares. The Closing Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of Purchaser, will be issued in compliance with applicable state and federal laws.

9.05. Investment Purpose. As of the date hereof, Seller is acquiring the Closing Shares for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (“1933 Act”); provided, however, that, by making the representations herein, Seller does not agree to hold any of the Closing Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

9.06. Reliance on Exemptions. Seller understands that the Closing Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Closing Shares.

9.07. Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Closing Shares.

9.08. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Purchase, and this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms.

9.09. No Brokers or Finders. All negotiations related to this Agreement on the part of Seller have been accomplished solely by Seller without the assistance of any person employed as a broker or finder. Seller has done anything to give rise to any valid claims against Purchaser.

10. Survival of Representations and Warranties; Expenses.

10.01. Nature and Survival of Representations and Warranties. The covenants, representations and warranties of Purchaser and Seller shall survive the Closing Date.

10.02. Expenses. Purchaser and Seller shall pay their respective expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants.

11. Termination.

11.01. Default. Purchaser or Seller may, by written notice, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

(a) The other party has defaulted under this Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

(b) Each default has not been fully cured within three (3) days after receipt of the notice specifying particularly the nature of the default.

11.02. Delay. If consummation of the transactions contemplated in this Agreement has not occurred by 11:59 p.m., Eastern Time, on January 15, 2025, the party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to the other party or parties or, if served by mail or overnight courier, upon the receipt of the notice by such party or parties.

12. Miscellaneous.

12.01. Publicity. Seller and Purchaser shall have the right to review a reasonable period of time before issuance of any press releases, SEC or principal market filings or any other public statements with respect to the transactions contemplated hereby; provided, however, that neither Seller nor Purchaser shall be prohibited from issuing any press release or from making any SEC or principal market filing required by any applicable federal or state securities laws or regulations.

Notwithstanding the provisions in the foregoing paragraph, Seller and Purchaser agree not make any press release with respect to the transactions contemplated hereby, without the prior approval of the other, which approval shall not be withheld unreasonably.

12.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and e-mail transmission) and shall be given:

if to Purchaser:	Marijuana, Inc.
7901 4th Street N, #23494 St. Petersburg, Florida 33702 Attention: Michael Sheikh E-mail: msheikh@exousiapro.com

if to Seller, to:	Ludwig Enterprises, Inc.
8950 SW 74th Court Suite 2201-A149 Miami, Florida 33156 Attention: Antonio Reyes E-mail: antonio@ludwigent.com or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

12.03. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

12.04. Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Closing Date, if, but only if, such amendment or waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

12.05. Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

12.06. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that Purchaser shall have the right to assign his rights and delegate his duties hereunder to an entity controlled by him.

12.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami, Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Seller and Purchaser waive trial by jury. The prevailing party shall be entitled to recover from its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.08. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when executed by Purchaser and Seller.

12.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

12.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.11. Legal Representation. Each of Purchaser and Seller acknowledges that each has had the opportunity to utilize separate legal counsel with respect to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:		PURCHASER:

LUDWIG ENTERPRISES, INC.		MARIJUANA, INC.

By:	/s/ Antonia Reyes	By:	/s/ Michael Sheikh
	Antonio Reyes		Michael Sheikh
	Chief Executive Officer		Chief Executive Officer

AGREED AND ACCEPTED:

ESCROW AGENT:

NEWLAN LAW FIRM, PLLC

By:	/s/ Eric Newlan
Eric Newlan
Managing Member

EXHIBIT A

Form of Closing Note

Delivered separately.

EXHIBIT B

Form of Pledge Agreement

Delivered separately.

EXHIBIT C

Exousia Liabilities

Delivered separately.

Exhibit D

Form of Assignment

ASSIGNMENT OF SECURITIES

For good and adequate consideration, the receipt and adequacy of which is acknowledged, the undersigned, Ludwig Enterprises, Inc., a Nevada corporation (“Assignor”), conveys, transfers and assigns to Marijuana, Inc., a Florida corporation (“Assignee”), all of Assignor’s right, title and interest in and to the following securities:

100 Shares of Common Stock of

Exousia Ai, Inc., a Wyoming corporation

Assignee accepts such conveyance, transfer and assignment.

This Assignment of Securities is made and received to be effective on the 1st day of January, 2025.

ASSIGNOR:	ASSIGNEE:

LUDWIG ENTERPRISES, INC.	MARIJUANA, INC.

Exemplar	Exemplar

By:	By:
Antonio Reyes	Michael Sheikh
Chief Executive Officer	Chief Executive Officer